CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 65 to the Registration Statement (Form N-1A Nos. 33-19655 and 811-05454) of our report dated February 27, 2019 on the financial statements and financial highlights of Dreyfus New Jersey Municipal Bond Fund, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended December 31, 2018.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

April 25, 2019